Exhibit (f)
Consent of the Federal Republic of Germany
     On behalf of the Federal Republic of Germany, I hereby consent to the making of the statements with respect to the Federal Republic of Germany included in the Annual Report on Form 18-K of KfW for the year ended December 31, 2005 and to the incorporation by reference of such information in the Registration Statement under Schedule B of KfW and KfW International Finance, Inc. filed with the Securities and Exchange Commission of the United States of America.
May 19, 2006

By:	/s/ Heinjörg Herrmann

Heinjörg Herrmann Ministerialrat